                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 EXEGENICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

                -----------------------------------
         2)     Aggregate number of securities to which transaction applies:

                -----------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                -----------------------------------
         4)     Proposed maximum aggregate value of transaction:

                -----------------------------------
         5)     Total fee paid:

                -----------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                1)  Amount previously paid:

                ------------------------
                2)  Form, Schedule or Registration Statement No:

                ------------------------
                3)  Filing party:

                ------------------------
                4)  Date Filed:

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          PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 25, 2003

                           [EXEGENICS INC. LETTERHEAD]

                                ___________, 2003

Dear Fellow Stockholder:


         As you are probably aware, on May 29, 2003, EI Acquisition Inc., a wholly owned subsidiary of Foundation Growth Investments LLC, commenced an unsolicited tender offer for all shares of common stock and Series A Convertible preferred stock of eXegenics Inc. at a cash price of $0.40 per share. After careful consideration, including a thorough review of the offer with independent financial and legal advisors, your Board of Directors, by unanimous vote, has determined that the offer is inadequate and not in the best interests of eXegenics or its stockholders. The Board's reasons for rejecting Foundation's offer and for recommending that eXegenics' stockholders reject the offer are set forth in detail in eXegenics' Schedule 14D-9, a copy of which you should have received by mail (and which is available on the eXegenics web site at www.exegenicsinc.com).

         Now, in an effort to facilitate its inadequate offer, Foundation is trying to take control of your company's Board by removing all of the existing directors and appointing a new slate of directors consisting of Foundation's own nominees. Foundation proposes to do this by soliciting your consent to two separate proposals, as described in the enclosed document. In considering Foundation's consent proposals, it is essential to keep in mind that these proposals are designed to benefit the interests of Foundation, and are NOT in the best interests of eXegenics' other stockholders.

               SIMPLY DO NOT SIGN FOUNDATION'S WHITE CONSENT CARD.

         Foundation has made clear that it expects its nominees, if elected, to push through Foundation's takeover, which your Board has concluded is grossly INADEQUATE and UNFAIR to eXegenics' stockholders. Foundation has also indicated that it plans to repeal certain anti-takeover measures that were adopted by your Board for the protection of eXegenics' stockholders.

                    DO NOT BE MISLED BY FOUNDATION'S EFFORTS.
       BY CONSENTING TO THEIR BOARD NOMINEES, YOU ARE CONSENTING TO THEIR
                    GROSSLY INADEQUATE OFFER FOR YOUR SHARES.

         Your Board is acutely aware of its fiduciary duties and will at all times continue to act in a manner consistent with those duties. Unlike the three Foundation nominees, each of whom has a direct financial stake in Foundation, our obligation and objective is to protect the interests of eXegenics and its stockholders.

         You can reject Foundation and its efforts to take control of your company. If you have previously signed a white consent card, you can easily revoke that consent by signing, dating and mailing the enclosed BLUE Revocation of Consent Card immediately. Even if you have not signed Foundation's consent card, you can show your support for your Board by signing, dating and mailing the enclosed BLUE Revocation of Consent Card.

         As always, we will keep you fully informed as events unfold in the coming weeks and months. In the meantime, the Board of eXegenics Inc. believes that it is in your best interests NOT to consent to Foundation's proposals and NOT to tender any of your shares.

         We thank you for your continued trust and support.

                                 Sincerely,

                                 Ronald L. Goode
                                 Chairman, President and Chief Executive Officer

          PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED JUNE 25, 2003

        A DEFINITIVE CONSENT STATEMENT WILL BE FILED FOLLOWING SEC REVIEW

                                 EXEGENICS INC.
                                2110 RESEARCH ROW
                               DALLAS, TEXAS 75235
                            -------------------------
                          CONSENT REVOCATION STATEMENT
        BY THE BOARD OF DIRECTORS OF EXEGENICS INC. IN OPPOSITION TO THE
          SOLICITATION OF CONSENTS BY FOUNDATION GROWTH INVESTMENTS LLC
                             AND EI ACQUISITION INC.
                            -------------------------
                               _____________, 2003

         This Consent Revocation Statement and the accompanying BLUE Revocation of Consent Card are being furnished by the Board of Directors (sometimes hereinafter referred to as the "Board") of eXegenics Inc., a Delaware corporation ("eXegenics"), to the record holders as of July 3, 2003 of outstanding shares of eXegenics' common stock, par value $0.01 per share ("Common Stock"), and Series A Convertible preferred stock, par value $0.01 per share ("Preferred Stock"), in opposition to the solicitation by Foundation Growth Investments LLC ("Foundation") and its wholly owned subsidiary, EI Acquisition Inc. ("EI" and, together with Foundation, "Foundation"), of written consents from eXegenics' stockholders.

         On May 29, 2003, Foundation publicly announced its intention to commence an unsolicited offer to purchase all outstanding shares of eXegenics' Common Stock and Preferred Stock at a price of $0.40 per share, net to the seller in cash. On the same day, Foundation, through EI, commenced its unsolicited tender offer to purchase all outstanding shares of eXegenics' Common Stock and Preferred Stock at a price of $0.40 per share (the "Foundation Offer").

         Foundation is now seeking to take control of eXegenics' Board of Directors by removing all of the existing members of the Board and electing three of its own nominees (the "Foundation Nominees"). Foundation proposes to accomplish this takeover by soliciting consents from eXegenics' stockholders to remove all directors from the eXegenics Board and elect the Foundation Nominees to the Board. Foundation's two proposals are referred to herein as the "Foundation Proposals." The Foundation Nominees, if elected, would comprise the entire eXegenics Board; therefore, a consent in favor of the Foundation Proposals is a consent to turn over control of your Board and your company to the Foundation Nominees. We believe that the Foundation Nominees, if elected, will cause the Board to take action to facilitate Foundation's takeover of eXegenics at a price that the current Board has determined to be grossly inadequate and unfair. CONSEQUENTLY, EXEGENICS' BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE FOUNDATION CONSENT SOLICITATION AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY FOUNDATION BUT INSTEAD TO SIGN AND RETURN THE BLUE CARD INCLUDED WITH THESE MATERIALS.

         EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED FOUNDATION'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS CRITICAL. PLEASE RETURN THE BLUE REVOCATION OF CONSENT CARD TODAY, EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED A WHITE CARD.

         IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A BLUE REVOCATION OF CONSENT CARD ON YOUR BEHALF TODAY.

         This Consent Revocation Statement and the enclosed BLUE Revocation of Consent Card are first being mailed to stockholders on or about ______________, 2003.

         If you have any questions about this process or require assistance, please call Georgeson Shareholder Communications Inc. ("Georgeson"), the firm assisting eXegenics in this solicitation, at the phone numbers shown below:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 STATE STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                         CALL TOLL FREE: (888) 964-0733
                      BANKS & BROKERS CALL: (212) 440-9800

               IMPORTANT NOTE REGARDING FORWARD-LOOKING STATEMENTS

         We urge you to read this entire document carefully. The information contained in this document includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. It has not been judicially determined that the safe harbor provided by Section 21E of the Exchange Act applies to forward-looking statements in a proxy solicitation conducted in connection with a tender offer. The preparation of forward-looking statements requires the use of estimates of future profitability, revenues, expenses, activity levels and economic and market conditions, many of which are outside our control. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects" and similar words and phrases. Actual results might vary materially from those indicated by the forward-looking statements as a result of various factors. Discussion of these and other risks and uncertainties are provided in detail in eXegenics' periodic filings with the SEC, including eXegenics' Annual Report on Form 10-K, as amended. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. In addition, there can be no assurance that our business strategy will deliver any particular level of value to our stockholders or that earnings estimates will be met or exceeded. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized might also cause actual results to differ materially from those discussed.

                            THE FOUNDATION PROPOSALS

         The Foundation Proposals are described below:

PROPOSAL TO REMOVE THE EXISTING DIRECTORS

         Foundation has proposed to immediately remove from office all of the existing members of the eXegenics Board.

PROPOSAL TO ELECT THE FOUNDATION NOMINEES

         Foundation has proposed to elect the following three individuals, who have been chosen by Foundation: Timothy Leonard, Terry Robbins and Michael Pachette.

         Timothy Leonard is a director and the President of EI. Terry Robbins is a director and the Treasurer of EI. Michael Pechette is a director and the Secretary of EI. Each of the Foundation Nominees is also a founding member of Foundation Growth Investments LLC, the managing member of Foundation.

                REASONS FOR OPPOSING THE FOUNDATION SOLICITATION

         The Foundation Proposals are designed to enable Foundation to take control of your Board and ultimately of eXegenics itself. Foundation has stated that the purpose of its proposals is to elect a Board that would take actions to facilitate (i) Foundation's takeover of eXegenics at $0.40 per share, a price that the eXegenics Board, with the advice of independent financial and legal advisors, unanimously determined to be grossly unfair and inadequate, and (ii) following the successful completion of the Foundation Offer, a subsequent merger whereby eXegenics will merge with and into EI, Foundation's wholly-owned subsidiary. eXegenics has sent to you, posted on its web site and filed with the Securities and Exchange Commission a document called "Schedule 14D-9" which contains a description of the background of the Foundation Offer and a detailed explanation of why the eXegenics Board believes the Foundation offer is grossly inadequate and unfair to you. We urge you to read the Schedule 14D-9 carefully.

THE FOUNDATION NOMINEES WILL NOT SERVE THE INTERESTS OF EXEGENICS' STOCKHOLDERS

         Foundation has admitted that the purpose of the Foundation Offer is for Foundation, through EI, to acquire for cash as many shares of eXegenics as is necessary for it to gain effective control of eXegenics and to facilitate a merger of eXegenics with EI. However, Foundation has provided very little information in the tender offer with respect to the proposed merger. No assurance can be given that the terms of the proposed merger will be fair to eXegenics' stockholders, from a financial point of view or otherwise.

         While the eXegenics Board recognizes that the Foundation Nominees, if elected, would have certain state law obligations to eXegenics and its stockholders, the Board firmly believes that the Foundation Nominees, each of whom is a director and executive officer of EI and a founding member of Foundation's managing member, would act in furtherance of the interests of Foundation. Foundation is seeking to secure control of eXegenics by proposing nominees whose own pecuniary interests are inextricably linked to Foundation. Each of the three directors is a founder of and currently holds a high level executive position within EI and Foundation's managing member and therefore has a direct financial stake in the Offer. As a result, if Foundation's consent solicitation is approved, each and every member of the Board of Directors will have irreconcilable conflicts of interest.

         The eXegenics Board relied on a number of factors to arrive at their determination that the Foundation Offer is inadequate. Among those factors was the Board's reliance on the opinion of eXegenics' independent financial advisor, Petkevich & Partners, LLC, that, as of June 10, 2003, the Offer was inadequate to the holders of the Shares from a financial point of view. The Foundation Nominees are clearly attempting to acquire eXegenics at a substantial discount to the Company's cash value, to the detriment of eXegenics' stockholders. Further, given Foundation's failure to consider the possible negative tax implications of the tender offer on certain eXegenics stockholders, Foundation is clearly perpetuating its own self-interest. The eXegenics Board has confirmed that the receipt of cash for shares pursuant to the Foundation Offer, and pursuant to the proposed merger, will be a taxable transaction to eXegenics' stockholders for United States income tax purposes to the extent that their adjusted tax basis in the shares is less than the offer price (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws).

         The Board also determined that the Foundation Offer is inconsistent with the Board's objective of enhancing and maximizing stockholder value. eXegenics believes there is a reasonable chance of obtaining an alternative offer with terms that are superior to the Offer, and which would be "tax-free". Based on Foundation's own statements, it is unlikely, however, that once elected, the Foundation Nominees would work for the benefit of eXegenics' stockholders and seek a transaction that is superior to the Foundation Offer. The Board believes that the interests of eXegenics and its stockholders will be best served if eXegenics' current directors - who will act entirely independently of the interests of Foundation and themselves - continue to manage eXegenics.

FOUNDATION HAS ATTEMPTED TO MISLEAD EXEGENICS' STOCKHOLDERS

         In what can only be construed as a blatant attempt to mislead eXegenics' stockholders, Foundation incorrectly refers to the "impending delisting" of eXegenics' Common Stock from The Nasdaq Stock Market ("Nasdaq"). As eXegenics has previously disclosed in its public filings, on October 25, 2002, eXegenics transferred from the Nasdaq National Market to the Nasdaq SmallCap Market as a result of its failure to comply with the minimum bid price requirement of $1.00 per share, and was provided with a grace period to comply with the requirement. On January 21, 2003, eXegenics received from Nasdaq a 180-day extension (through July 21, 2003) to comply with the listing requirement. In eXegenics' Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which was filed by eXegenics on May 13, 2003 16 days prior to the filing of Foundation's Schedule TO, eXegenics disclosed that it may be eligible to receive an additional 90-day compliance period if, as of July 21, 2003, it continues to comply with certain initial listing criteria of the Nasdaq SmallCap Market. During this additional extended period, eXegenics' stock must trade at or above $1.00 per share for a minimum of ten consecutive trading days or its stock will be delisted from the Nasdaq SmallCap Market at the end of such extended period. eXegenics is, at this time, in compliance with the required listing criteria, and therefore, has no reason to believe that it will not receive the 90-day extension. Consequently, Foundation's assertion about eXegenics' impending delisting from Nasdaq is mere speculation and without truth.

         In addition, Foundation inaccurately surmises that eXegenics had no prior commitment or intention to adopt anti-takeover measures, such as eXegenics' Stockholder Rights Plan (the "Stockholder Rights Plan"), which was adopted by the Board on June 9, 2003. Contrary to Foundation's allegations, eXegenics, after consultation with independent legal and financial advisors, had long considered the adoption and implementation of such a protective measure.

         Ironically, it should also be borne in mind that Foundation's sustained efforts to take over eXegenics at a steep discount are forcing eXegenics to waste funds in connection with the defense of its stockholders, thus eroding the treasury and threatening the financial interests of eXegenics' stockholders.

FOUNDATION NOMINEES WILL SEEK TO AVOID EXEGENICS' STOCKHOLDER RIGHTS PLAN

         Foundation seeks to manipulate and flout eXegenics' duly adopted Stockholder Rights Plan so as to render the Stockholder Rights Plan inapplicable to the Foundation Offer. By attempting to elect certain nominees to the Board of Directors, Foundation aims to contravene eXegenics' Stockholder Rights Plan by amending or terminating the instruments associated with the Stockholder Rights Plan. However, eXegenics' adoption of the Stockholder Rights Plan protects the interests of eXegenics' stockholders by, among other things, encouraging potential acquirers of eXegenics to negotiate with the Board of Directors so as to enhance the Board's ability to achieve the best possible value for all eXegenics' stockholders. Through its attempt to exempt itself from the Stockholder Rights Plan, Foundation is effectively depriving eXegenics' stockholders of the protection explicitly afforded them by the existing Board. Accordingly, Foundation's strategy to avoid the Stockholder Rights Plan wholly disregards the best interests of eXegenics' stockholders, and serves as an opportunistic approach entirely inconsistent with the Board's objective of enhancing and maximizing stockholder value.

         Under the Stockholder Rights Plan, each holder of eXegenics Common Stock as of the close of business on June 9, 2003, received, as a non-taxable dividend, one right for each share of Common Stock held. Each right entitles the holder to purchase from eXegenics one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $4.50, subject to adjustment. If a person or group acquires beneficial ownership of 15 percent or more of eXegenics' Common Stock, each right will entitle its holder (other than the acquiring person or members of the acquiring group) to purchase, at the right's then current exercise price (initially $4.50), a number of eXegenics' shares of Common Stock having a market value of twice such price (initially $9.00).

         In addition, if eXegenics is acquired in a merger or other business combination transaction after a person has acquired beneficial ownership of 15 percent or more of its Common Stock, each right will entitle its holder to purchase, at the rights' then current exercise price (initially $4.50), a number of the acquiring company's shares of common stock having a market value of twice such price (initially $9.00). Following the acquisition by a person or group of beneficial ownership of 15 percent of eXegenics' common stock and prior to an acquisition of beneficial ownership of 50 percent or more of its Common Stock the Board of Directors may exchange the rights (other than rights owned by such acquiring person or group, which will have become null and void and nontransferable), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Series B Junior Participating Preferred Stock) per right.

         eXegenics may redeem the rights at a price of $.001 per right at any time prior to the time a person becomes the beneficial owner of 15% or more of eXegenics' outstanding common stock. The rights will expire on June 9, 2013, unless earlier exchanged or redeemed.

FOUNDATION NOMINEES WILL SEEK EXEMPTION FOR FOUNDATION FROM DELAWARE ANTI-TAKEOVER LAW

         In what can only be construed as a transparent attempt to avoid well-established Delaware law designed to protect stockholders, Foundation seeks exemption for Foundation from the application of the Delaware anti-takeover statute, codified in Section 203 of the Delaware General Corporation Law (the "Delaware Business Combinations Statute"). Neither eXegenics' Certificate of Incorporation as amended, nor its Amended and Restated Bylaws excludes eXegenics from the coverage of the Delaware Business Combinations Statute. Moreover, unless Foundation's acquisition of 15% or more of the eXegenics Common Stock or the proposed merger is approved by the Board of Directors of eXegenics before the Foundation Offer closes, the Delaware Business Combinations Statute will prohibit consummation of the proposed merger for a period of three years following consummation of the Foundation Offer unless the Proposed Merger is approved by the Board and 66 2/3% of eXegenics' stockholders, excluding Foundation, or unless Foundation acquires at least 85% of the Common Stock in the tender offer. Accordingly, Foundation's attempt to skirt the Delaware Business Combinations Statute can only be perceived as a ploy to dismantle the intrinsic corporate protections eXegenics has long provided its stockholders.

FOUNDATION NOMINEES WILL SEEK TO REPEAL AMENDMENTS TO EXEGENICS' AMENDED AND RESTATED BYLAWS

         In yet another self-serving attempt to usurp power from eXegenics' stockholders, Foundation has indicated that, if elected, the Foundation Nominees will repeal all amendments to the eXegenics Amended and Restated Bylaws

(the "Bylaws") in order to expedite the consummation of the Foundation Offer and a subsequent merger. In 2002, the eXegenics Board amended the Bylaws to provide, among other things, certain procedures for stockholder proposals and nominations to be presented at stockholder meetings and for stockholders taking action by written consent. Such procedures were implemented in order to afford eXegenics' stockholders with a stronger voice in the management and affairs of eXegenics. The amendments to the Bylaws were intended to protect stockholders from the very abuse of power in which the removal of the existing Board of Directors and election of the Foundation Nominees will result.

         GIVEN THESE REASONS, YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE FOUNDATION CONSENT SOLICITATION AND URGES THAT YOU NOT SIGN THE WHITE CONSENT CARD SENT TO YOU BY FOUNDATION. INSTEAD, YOU ARE URGED TO INDICATE YOUR OPPOSITION TO THE FOUNDATION OFFER BY SIGNING AND RETURNING THE ENCLOSED BLUE REVOCATION OF CONSENT CARD.

         EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED FOUNDATION'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

         IF YOU HAVE ANY QUESTIONS, PLEASE CALL GEORGESON TOLL-FREE AT (888) 964-0733. BANKS AND BROKERS SHOULD CALL AT (212) 440-9800.

                              THE CONSENT PROCEDURE

VOTING SECURITIES AND RECORD DATE

         Pursuant to the request of Foundation and in accordance with the provisions of eXegenics' By-laws, the eXegenics Board has set July 3, 2003 as the record date for the determination of stockholders entitled to express or withhold their consent to the Foundation Proposals or to grant revocations of such consents. As of July 3, 2003, there were ___________ shares of eXegenics' Common Stock outstanding and___________ shares of eXegenics' Preferred Stock outstanding. Each share is entitled to one vote and only such holders as of the record date are entitled to express or withhold consent to the Foundation Proposals or to grant revocations of such consents.

EFFECTIVENESS OF CONSENTS

         Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. eXegenics' Certificate of Incorporation does not prohibit stockholder action by written consent. Therefore, in order to be approved by eXegenics' stockholders, the Foundation Proposals require consents signed by the holders of a majority of eXegenics' Common Stock and Preferred Stock outstanding at the close of business on July 3, 2003. Under Delaware law, corporate action by written consent may not occur more than 60 days after the date of the earliest dated consent has been properly delivered to eXegenics.

EFFECT OF BLUE REVOCATION OF CONSENT CARD

         eXegenics' Board of Directors is soliciting AGAINST the Foundation Proposals. If you have already voted on the Foundation consent card, you may revoke that consent by signing and dating the BLUE card. By executing the BLUE card, stockholders will essentially be voting against the Foundation Proposals and will revoke any earlier dated consent card solicited by Foundation which they may have signed. Shares represented by the BLUE card will be voted as indicated thereon as a revocation of consent as to all shares held by the stockholder in all capacities.

         Any stockholder executing and delivering the enclosed BLUE card may revoke such action by signing and returning a later dated consent card solicited by Foundation.

         The Board urges you NOT to sign or return any consent card sent to you by Foundation. Whether or not you have previously executed a consent card, the Board urges you to show your support for the Board by executing and dating the enclosed BLUE card solicited by the Board, and to mail it in the enclosed postage prepaid envelope as soon as possible.

         eXegenics has retained Georgeson Shareholder Communication Inc. ("Georgeson") to assist in communicating with stockholders in connection with the Foundation consent solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Revocation of Consent Card or any other questions, Georgeson will be pleased to assist you. You may call Georgeson toll-free at (888) 964-0733. Banks and brokers should call at (212) 440-9800.

         IF YOU DO NOT SUPPORT THE FOUNDATION PROPOSALS, YOU MAY SHOW YOUR OPPOSITION TO THE FOUNDATION CONSENT PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE REVOCATION OF CONSENT CARD. THIS WILL BETTER ENABLE EXEGENICS TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE FOUNDATION PROPOSALS.

                       BACKGROUND OF THE FOUNDATION OFFER

         On May 29, 2003, Foundation issued a press release announcing its intention to commence a tender offer for all outstanding shares of eXegenics' Common Stock and Preferred Stock at a price of $0.40 per share. Later that day, Foundation filed a Schedule T-O with the Securities and Exchange Commission (the "SEC"), thereby commencing the tender offer. Foundation also presented eXegenics with a written request for a list of stockholders of eXegenics.

         On May 30, 2003, eXegenics issued a press release announcing the tender offer and indicated that eXegenics' management, Board of Directors and professional advisors would evaluate the offer, and advise eXegenics' stockholders of its response to the offer no later than June 12, 2003.

         On June 2, 2003, eXegenics retained Georgeson to act as Information Agent in response to the Foundation Offer. In its capacity as Information Agent, Georgeson reviews Foundation's Offer documents, provides strategic advice with respect to the offer, assists in preparation and posting of advertisements and news releases, disseminates offer documents to the banking and brokerage community and communicates with the banking and brokerage community during the Offer period. Accordingly, on June 5, 2003, after communication with Foundation and its legal counsel, eXegenics provided Foundation with a list of stockholders of eXegenics.

         On June 9, 2003, after consultation with independent financial and legal advisors, eXegenics announced the adoption of a stockholder rights plan designed to protect the interests of eXegenics' stockholders by, among other things, encouraging potential acquirers of eXegenics to negotiate with the Board of Directors so as to enhance the Board's ability to achieve the best possible value for all eXegenics' stockholders. Under the Stockholder Rights Plan, each holder of eXegenics' common stock as of the close of business on June 9, 2003 received, as a non-taxable dividend, one right for each share of common stock held. Each right entitles the holder to purchase from eXegenics one one-thousandth of a share of Series B Junior Participating Preferred Stock at an exercise price of $4.50, subject to adjustment. If a person or group acquires beneficial ownership of 15 percent or more of eXegenics' common stock, each right will entitle its holder (other than the acquiring person or members of the acquiring group) to purchase, at the right's then current exercise price (initially $4.50), a number of eXegenics' shares of common stock having a market value of twice such price (initially $9.00).

         In the ensuing days and after careful consideration, including consultation with independent financial and legal advisors, the eXegenics Board of Directors unanimously concluded that the Foundation Offer is inadequate and that it would recommend that eXegenics' stockholders reject the offer. The Board of Directors noted its belief that the offer was opportunistic, significantly undervalued eXegenics' shares, and was not consistent with the Board's objective of enhancing and maximizing stockholder value.

         On June 12, 2003, eXegenics filed a Schedule 14D-9 Solicitation/Recommendation Statement with the SEC on June 12, 2003, and thereafter mailed copies of the Statement to its stockholders. In connection with the filing and distribution of the Schedule 14D-9, eXegenics issued a press release on June 12, 2003, announcing the Board's unanimous rejection of the Foundation Offer and the Board's recommendation to eXegenics' stockholders not to tender their shares.

         On June 16, 2003, Foundation issued a press release expressing its purported disappointment at the Board's adoption of a Stockholder Rights Plan. Later that day, Foundation announced its intention to solicit consents from the stockholders of eXegenics in order to remove all directors from the eXegenics Board of Directors and appoint a new slate of directors.

         On June 17, 2003, eXegenics announced the results of certain issues voted upon at its 2003 annual meeting of stockholders, which was held earlier that day. Over 87% of the shares owned by stockholders of record voted in person or by proxy at the meeting. Of the shares voted, over 96% voted in favor of the election of the incumbent directors, Joseph M. Davie, M.D., Ph.D., Mr. Robert J. Easton, Ronald L. Goode, Ph.D. and Walter M. Lovenberg, Ph.D.

Moreover, 99% of the shares voted to ratify the appointment of Ernst & Young LLP as eXegenics' independent public accountants. eXegenics asked its stockholders to read the Schedule 14D-9, which was filed with the SEC by eXegenics and mailed to all stockholders on June 12, 2003. Finally, eXegenics reiterated the Board's recommendation that stockholders reject the Foundation Offer and not tender their shares.

         On June 18, 2003, Foundation filed preliminary proxy materials with the SEC in connection with the Foundation Proposals. Accordingly, counsel to eXegenics advised the eXegenics Board of Directors of the Foundation filing, and, after significant discussion, the Board of Directors authorized eXegenics' counsel to prepare this Consent Revocation Statement.

         Additional information regarding the Foundation Offer and eXegenics' response to the offer is contained in eXegenics' Schedule 14D-9, as amended, which is available at eXegenics' web site on www.eXegenicsinc.com, on the Securities and Exchange Commission's web site at www.sec.gov or by contacting eXegenics' information agent, Georgeson Shareholder Communications Inc., toll-free at (888) 964-0733; banks and brokers call (212) 440-9800.

                                LEGAL PROCEEDINGS

         On May 15, 2003, a lawsuit was filed by The M&B Weiss Family Limited Partnership of 1996 in the Delaware Court of Chancery against eXegenics, purportedly as a class action on behalf of the plaintiff and on behalf of all other similarly situated stockholders of eXegenics, and as a derivative action on behalf of eXegenics against certain directors and senior officers of eXegenics. The complaint alleges, among other things, that the defendants have mismanaged eXegenics, have made unwarranted and wasteful loans and payments to certain directors and third parties, have disseminated a materially false and misleading proxy statement in connection with the 2003 annual meeting of eXegenics' stockholders and have breached their fiduciary duties to act in the best interests of eXegenics and its stockholders. The complaint seeks, among other things, court orders mandating that the defendants cooperate with parties proposing bona fide transactions to maximize stockholder value, make corrective disclosures with respect to the latest proxy statement and account to eXegenics and the plaintiffs for damages suffered as a result of the actions alleged in the complaint. The plaintiffs are in addition seeking an award of costs and attorneys' fees and expenses.

         eXegenics and the individual defendant officers and directors believe the suit to be totally without merit. Accordingly, on June 9, 2003, the defendants filed a joint motion with the Delaware Court of Chancery to dismiss the complaint. eXegenics cannot predict at this point the length of time that this litigation will be ongoing.

                                   MANAGEMENT

         The information contained below was disseminated to eXegenics stockholders in eXegenics' Proxy Statement dated April 15, 2003 in connection with our 2003 Annual Meeting of Stockholders which was held on June 17, 2003. Such information pertains to the year ended December 31, 2002. Subsequent to the mailing of the Proxy Statement, the following changes occurred in eXegenics' management:

         o on May, 15, 2003, Dr. Ira J. Gelb and Mr. Irwin C. Gerson resigned as directors of eXegenics;

         o on May 19, 2003, the service of Mr. Gary Frashier as a director of and consultant to eXegenics ended; and

         o on May 19, 2003, eXegenics announced that Joseph M. Davie, M.D., Ph.D. had been elected to the Audit Committee of the Board and that Walter M. Lovenberg, Ph.D had been elected lead director.

THE BOARD OF DIRECTORS

         Information regarding eXegenics' current Board of Directors appears below:

Name                              Age     Position with eXegenics
----                              ---     -----------------------
Joseph M. Davie, M.D. Ph.D.       63      Director
Robert J. Easton                  58      Director
Ronald L. Goode, Ph.D.            59      President, Chief Executive Officer,
                                          Chairman of the Board and Director
Walter M. Lovenberg, Ph.D.        66      Director

         JOSEPH M. DAVIE, M.D., PH.D. was elected a director in 2003. He has held key management positions at Biogen (Vice President and then Senior Vice President of Research 1993-2000), and G.D. Searle (Senior Vice President of Research, 1987-1989; President of Research and Development, 1987-1992; Corporate Senior Vice President of Science and Technology, 1993). Prior to that, he was a professor at Washington University School of Medicine, St. Louis, first as Associate Professor of Pathology (1972-1975), then as Professor and Head of the Department of Microbiology and Immunology (1975-1987). His training includes a Ph.D. from Indiana University (1966), an M.D. from Washington University (1968), internship and residency training in pathology from Barnes Hospital, St. Louis, and the National Cancer Institute, Bethesda, MD, and post-doctoral training at Washington University and the National Institutes of Health. He has served on a variety of advisory panels and councils and was elected to the Institute of Medicine in 1987. He currently serves on the boards of one Nasdaq-listed company, Targeted Genetics Corporation, and several private companies.

         ROBERT J. EASTON was elected to the Board of Directors in December 2000. Mr. Easton is Chairman of Easton Associates LLC. Prior to this latest venture, he spent 19 years as a management consultant, most recently as Managing Director with IBM Healthcare Consulting ("IBM"). Prior to IBM, Mr. Easton served as President of the Wilkerson Group, also a health care consulting concern. Mr. Easton has executed proprietary studies in a wide variety of medical products and service fields. His areas of expertise include pharmaceuticals, biotechnology and in vitro diagnostics. Mr. Easton is a frequent speaker for medical industry and investment groups in the U.S. and Europe. He is a director of CollaGenex Pharmaceuticals and Cepheid, Inc., both Nasdaq-listed companies. Mr. Easton is also a director of a private company, the former President of the Biomedical Marketing Association and Special Limited Partner of Advanced Technology Ventures. Mr. Easton received an M.B.A. from Harvard Graduate School of Business Administration and undergraduate degrees in Chemical Engineering from Rice University.

         RONALD L. GOODE, PH.D. was named President and Chief Executive Officer and elected to the Board of Directors on March 21, 2001. On December 9, 2002, Dr. Goode was elected as Chairman of the Board of Directors. Dr. Goode has held key management positions at G. D. Searle & Co. (Corporate Senior Vice President and President of Asia/Pacific World Area from 1995 to 1997, President of Searle International from 1991 to 1995, and Senior Vice President of Commercial Development from 1986 to 1989) and before that at Pfizer Pharmaceuticals (Vice President of Clinical Research and Scientific Affairs from 1985 to 1986 and Director of Marketing Research in 1980). He has an extensive record of success in business development, having been responsible for many of Searle's acquisitions, including DayPro(R), which became Searle's largest selling drug. Dr. Goode has supervised clinical development programs that led to the filing of over a dozen New Drug Approval applications, including Procardia XL(R) and Ambien(R). From 1997 to 1999, Dr. Goode was President and CEO of Unimed Pharmaceuticals, Inc. He formed the consulting company Pharma-Links in 1999 with the mission of being the "link" between pharmaceutical companies to help them create alliances, form joint ventures and effect various transactions. In 2000, Dr. Goode and his wife spent a sabbatical with his 'charity of choice', Mercy Ships. Dr. Goode also serves on the Board of Directors of several not-for-profit organizations. Dr. Goode received his Ph.D. in Microbiology from the University of Georgia.

         WALTER M. LOVENBERG, PH.D. has been one of our directors since August 1995. From 1989 to 1993, Dr. Lovenberg served as Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. Dr. Lovenberg also served as President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Prior to joining Marion Merrell Dow in 1958, Dr. Lovenberg was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Dr. Lovenberg has served as President of Lovenberg Associates, Inc. since 1993. From 1997 to 2000, Dr. Lovenberg served as Chief Executive Officer of Helicon Therapeutics Inc., a private company. Dr. Lovenberg currently serves as a director of the following public companies: OSI Pharmaceuticals, Inc., and Inflazyme, Inc. Dr. Lovenberg serves on the Scientific Advisory Board of Guilford Pharmaceuticals, Inc., a Nasdaq listed company. Dr. Lovenberg is also a director of several private biotechnology companies including Helicon Therapeutics, Inc., Proquest Pharmaceuticals, Inc., and Merrimack Pharmaceuticals, Inc. Dr. Lovenberg received a Ph.D. in Biochemistry from George Washington University in 1962, and prior to that, a B.S. in Biochemistry and a M.S. in Agriculture from Rutgers University. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry, is a consulting editor to several scientific journals. Dr. Lovenberg has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochemistry and the American Society of Biochemistry and Molecular Biology.

         The business address of each of the directors is c/o eXegenics Inc., 2110 Research Row, Dallas, TX 75235.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

         Committee Structure. During 2002, our Board had three permanent committees (Audit Committee, Compensation and Organization Committee and Nominating Committee) and one ad hoc committee (Business Development Task Force). Subsequent to the enactment of the Sarbanes-Oxley Act of 2002, our Board determined it to be in the best interest of our shareholders to begin reorganizing the Board's committee structure in anticipation of implementation of provisions of Sarbanes-Oxley that will address said committees. On May 24, 2003, the Board's committee structure was reorganized such that the Compensation and Organization Committee and the Nominating Committee were eliminated and replaced, respectively, with a new Compensation Committee and a Nominating and Governance Committee. The Audit Committee and the Business Development Task Force were unaffected by this reorganization.

         Meeting Attendance. During the year ended December 31, 2002, there were 14 meetings of our Board of Directors, and the various committees of the Board met a total of 13 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2002.

         Audit Committee. Our Audit Committee met five times during 2002. This committee had three members during fiscal 2002, Irwin Gerson (Chairman) and Ira
J. Gelb, both of whom resigned from the eXegenics Board on May 15, 2003, and Walter M. Lovenberg, Ph.D. On May 19, 2003, the Board appointed Joseph M. Davie, M.D., Ph.D. to the Audit Committee and our Audit Committee is now comprised of two members, Joseph M. Davie, M.D., Ph.D. and Walter M. Lovenberg, Ph.D. Our Audit Committee reviews the engagement of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. Dr. Davie and Dr. Lovenberg are "independent" as defined by current National Association of Securities Dealers' listing standards. The Audit Committee operates under a written Charter approved by the Board of Directors.

         Compensation and Organization Committee. Our Compensation and Organization Committee met three times during fiscal 2002, and had three members: Gary E. Frashier (Chairman), whose service as a director ended on May 19, 2003, Irwin C. Gerson, who resigned on May 15, 2003 and Robert J. Easton. On May 24, 2003, a new Compensation Committee replaced the existing Compensation and Organization Committee, and is presently comprised of Joseph M. Davie, M.D., Ph.D., Robert J. Easton and Walter M. Lovenberg, Ph.D. The Compensation and Organization Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee operates under a written Charter approved by the Board of Directors.

         Nominating Committee. During the last fiscal year, we had a Nominating Committee, which consisted of Gary E. Frashier (Chairman), whose service as a director ended on May 19, 2003, Ira J. Gelb, who resigned on May 15, 2003, and Walter M. Lovenberg, Ph.D. The Committee held no meetings during fiscal 2002. On May 24, 2003, the Nominating Committee was replaced by a new Nominating and Governance Committee, and is currently comprised of three members, Joseph M. Davie, M.D., Ph.D., Robert J. Easton and Walter M. Lovenberg, Ph.D. The committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. Our Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by notice in writing, received by our Secretary at least 55 days prior to the anniversary date of the date in the prior year on which we first mailed our proxy materials for the prior year's annual meeting of shareholders, but not earlier than 75 days prior to that date. Each notice of nomination by a shareholder must set forth (i) such information relating to a nominee that is required by Regulation 14A under the Securities Exchange Act of 1934, (ii) the nominee's written consent to being named as a nominee and to serving as a director, if elected, (iii) the name, address and eXegenics stock ownership information of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, and (iv) whether such stockholder or beneficial owner intends to deliver proxy materials to a sufficient number of stockholders required to elect such nominee. The Nominating Committee operates under a written Charter approved by the Board of Directors.

         Compensation Committee Interlocks and Insider Participation. None of the members of our current Compensation Committee serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Please see the section entitled "Certain Relationships and Related Transactions" set forth elsewhere in this proxy statement for a description of transactions between us and Messrs. Gary E. Frashier, one of our former directors, and Robert J. Easton.

         Business Development Task Force. Our Business Development Task Force met five times during fiscal 2002. The committee had four members, Gary E. Frashier (Chairman), whose service as a director ended on May 19, 2003, Ronald
L. Goode, Ph.D., Robert J. Easton and Walter M. Lovenberg, Ph.D. This committee had reviewed potential business alliances.

COMPENSATION OF DIRECTORS

         In December 2002, the Directors agreed to a reduction of approximately 33% in their compensation for the monthly service fee and the meeting fees, from $1,500 to $1,000. We currently pay each non-employee director a monthly fee of $1,000 for service as a director, plus $1,000 for each day of a Board of Directors meeting attended, $1,000 for each Board of Directors conference call meeting in which he participated, $750 for each committee meeting attended and $750 for each committee conference call meeting in which he participated. We reimburse directors for all expenses incurred for attending our Board meetings and committee meetings.

         Directors are eligible to participate in our Amended and Restated 2000 Stock Option Plan (the "Plan"). The Board of Directors previously approved an option grant schedule for non-employee directors that provides for an option to purchase 50,000 shares of our common stock upon first joining the Board and then annual grants to be awarded at the beginning of each calendar year as follows:
(i) an option to purchase 25,000 shares of our common stock until a total of 150,000 options is reached, (ii) an option to purchase 15,000 shares of our common stock until a total of 200,000 options is reached, then (iii) an option to purchase 10,000 shares of our common stock every year thereafter. The initial grant of an option to purchase 50,000 shares of our common stock has an exercise price equivalent to the fair market value of our common stock on the date of issuance, while each annual option grant has an exercise price equivalent to the fair market value of our common stock on the second Friday of January of the year in which it was granted. In addition, directors are eligible to receive other periodic grants of options from time to time under the Plan. Options granted under the Plan to non-employee directors are immediately exercisable on the date of grant. Options to purchase a total of 90,000 shares were granted under this formula during fiscal 2002 to Robert J. Easton and Walter M. Lovenberg and to former directors, Gary E. Frashier, Ira J. Gelb and Irwin C. Gerson. Options granted during fiscal 2002 to Arthur P. Bollon and Ronald L. Goode, Ph.D. are reported under "Executive Compensation -- Option Grants in Last Fiscal Year" set forth elsewhere in this proxy statement.

         We paid Easton Associates L.L.C., of which Robert J. Easton, one of our directors, is the Chairman, $62,500 during fiscal 2002 for consulting services for strategy and market planning services. This payment is in addition to the remuneration Mr. Easton receives as a director.

         During fiscal 2002, Gary E. Frashier, one of our former directors, was also employed by us as a consultant in addition to his responsibilities as a director. Mr. Frashier's total remuneration for consulting services during fiscal 2002 was $67,500. This payment was in addition to the remuneration Mr. Frashier received as a director.

EXECUTIVE OFFICERS

         DAVID E. RIGGS, age 51, our Vice President, Chief Business Officer and Chief Financial Officer, is presently our only executive officer who is not also a director.

         David E. Riggs joined us in March 2003 as Vice President, Chief Business Officer and Chief Financial Officer. Mr. Riggs most recently was Founder and President of EMLIN Bioscience. From 2000 to 2001 he was Senior Vice President and Chief Financial Officer of Celera Genomics Group (previously Axys Pharmaceuticals, Inc. - Nasdaq: AXPH). From 1992 to 2000 he was with Unimed Pharmaceuticals, Inc. (previously Nasdaq: UMED) where he was Senior Vice President of Business Operations and prior to that, Chief Financial Officer and Secretary. Mr. Riggs also served as Chief Financial Officer of NeoPharm, Inc. (Nasdaq: NEOL) and VideoCart, Inc. (formerly Nasdaq: VCRT). He has held financial management positions at Fujisawa Healthcare, Inc. and GATX Corporation. He is a certified public accountant having earned a B.S. from the University of Illinois and an M.B.A. from DePaul University.

         The business address of Mr. Riggs is c/o eXegenics Inc., 2210 Research Row, Dallas, Texas 75235. Biographical information with respect to Dr. Goode appears above under the caption "Board of Directors."

                             EXECUTIVE COMPENSATION

         The information contained below was disseminated to eXegenics stockholders in eXegenics' Proxy Statement dated April 15, 2003 in connection with our 2003 Annual Meeting of Stockholders which was held on June 17, 2003. Such information pertains to the year ended December 31, 2002. Subsequent to December 31, 2002, Arthur P. Bollon, a former director and Executive Vice President, Robert J. Rousseau, the former Vice President of Business Development and Licensing, and Joan Gillett, the former Vice President, Controller and Principal Accounting Officer, resigned from their respective positions at eXegenics.

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of our other most highly compensated executive officers who were employed by us at the end of fiscal 2002 for services rendered to us in all capacities during the three fiscal years ended December 31, 2000, 2001 and 2002, and who earned in excess of $100,000 for services rendered to us during fiscal 2002.

                                                                                                    LONG-TERM
                                                     ANNUAL COMPENSATION                           COMPENSATION
                                             -----------------------------------------------       ------------
                                                                                                    SECURITIES
                                                                                  OTHER ANNUAL      UNDERLYING
  NAME AND PRINCIPAL POSITION                YEAR       SALARY        BONUS       COMPENSATION      OPTIONS (#)
------------------------------               ----      --------      --------     ------------      -----------
Ronald L. Goode, Ph.D .................      2002      $373,333          --        $ 12,000(2)       300,000
  President, CEO, Chairman and Director      2001      $275,512      $105,000      $ 81,312(1)       400,000
                                             2000          --            --            --               --

Arthur P. Bollon, Ph.D ................      2002      $250,000          --        $  6,000(2)        25,000
  Former Executive Vice President            2001      $254,487      $ 25,000      $  6,038(2)       100,000
  and Director(3)                            2000      $220,769          --        $  6,000(2)        75,000

Joan H. Gillett .......................      2002      $141,500          --        $  6,000(2)        35,000
  Vice President and Controller (4)          2001      $133,667      $ 14,000      $  4,884(2)          --
                                             2000      $ 24,000          --            --             35,000

Robert J. Rousseau, Ph.D ..............      2002      $151,667          --        $  6,000(2)        15,000
  Former Vice President of Business          2001      $111,873          --        $ 27,668(6)        50,000
  Development and Licensing (5)              2000          --            --            --               --

------

(1) Other annual compensation for Dr. Goode during fiscal 2001 consisted of $70,812 toward relocation expenses and $10,500 toward car expenses.

(2) Other annual compensation for these named executive officers consisted of a car allowance.

(3) Dr. Bollon served as our Executive Vice President and a Director until his resignation on January 10, 2003.

(4) Ms. Gillett served as our Vice President, Controller and Principal Accounting Officer until her resignation, which was effective as of April 30, 2003.

(5) Dr. Rousseau served as our Vice President of Business Development and Licensing until his resignation which was effective as of January 31, 2003.

(6) Other annual compensation for Dr. Rousseau for fiscal 2001 consisted of $22,691 toward relocation expenses and $4,977 toward car expenses.

OPTION GRANTS IN OUR LAST FISCAL YEAR

         The following table shows grants of stock options that we made during the fiscal year ended December 31, 2002 to each of our executive officers named in the Summary Compensation Table, above.

                                                         INDIVIDUAL GRANTS
                                         -----------------------------------------------------       POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                           NUMBER OF                                                 ANNUAL RATES OF STOCK
                                          SECURITIES     % OF TOTAL                                  PRICE APPRECIATION FOR
                                          UNDERLYING       OPTIONS                                      OPTION TERM (5)
                                           OPTIONS        GRANTED TO   EXERCISE OR                   ----------------------
                                           GRANTED       EMPLOYEES IN  BASE PRICE    EXPIRATION
                NAME                         (#)         FISCAL YEAR   ($/SHARE)        DATE            5%            10%
------------------------------------      ----------     ------------  -----------   ----------      --------      --------
Ronald L. Goode, Ph.D. (1) .........       300,000         52.49         $ 1.00      12/09/2012      $189,297      $479,716
Arthur P. Bollon, Ph.D. (2) ........        25,000          4.37         $ 1.77       3/3/2012       $ 27,829      $ 70,523
Joan Gillett (3) ...................        35,000          6.12         $ 1.07      12/09/2012      $ 23,489      $ 59,526
Robert J. Rousseau, Ph.D.(4) .......        15,000          2.62         $ 1.77       3/3/2012       $ 16,697      $ 42,314

--------------

(1) The options are non-qualified stock options, granted pursuant to eXegenics' Amended and Restated 2000 Stock Option Plan. Options to purchase 100,000 shares of Common Stock, at an exercise price of $1.93 per share, vest annually in three equal installments commencing one year from the date of grant. Options to purchase 200,000 shares of Common Stock, at an exercise price of $0.54 per share, vested at the time of the grant.

(2) The options are non-qualified stock options, granted pursuant to eXegenics' Amended and Restated 2000 Stock Option Plan. Options to purchase 25,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant.

(3) The options are non-qualified stock options, granted pursuant to eXegenics' Amended and Restated 2000 Stock Option Plan. Options to purchase 15,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant. Options to purchase 20,000 shares of Common Stock, at an exercise price of $0.54 per share, vested at the time of the grant.

(4) The options are non-qualified stock options, granted pursuant to eXegenics' Amended and Restated 2000 Stock Option Plan. Options to purchase 15,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant.

(5) In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our Common Stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder's continued employment with us through the option exercise period, and the date on which the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2002. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2002. The value of the unexercised in-the-money options at fiscal year end is based on a value of $0.35 per share, the closing price of our stock on the Nasdaq SmallCap Market on December 31, 2002 (the last trading day prior to the fiscal year end), less the per share exercise price.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED      VALUE OF THE UNEXERCISED
                                                                   OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                       SHARES                          YEAR-END                 AT FISCAL YEAR-END
                                     ACQUIRED ON    VALUE      --------------------------    --------------------------
              NAME                    EXERCISE    REALIZED(1)  EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-------------------------------      -----------  -----------  -----------  -------------    -----------  -------------
Ronald L. Goode, Ph.D .........          --          $0          600,000       100,000            $0          $0
Arthur P. Bollon, Ph.D ........          --          $0          495,000        75,000            $0          $0
Joan H. Gillett ...............          --          $0           55,000        15,000            $0          $0
Robert J. Rousseau, Ph.D ......          --          $0           25,000        40,000            $0          $0

--------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Ronald L. Goode, Ph.D. entered into an employment agreement with us on March 21, 2001 to serve as our President and Chief Executive Officer until March 20, 2004. The employment agreement provides for the payment to Dr. Goode of a base salary of $375,000 per year with an annual bonus payment of up to 60% of Dr. Goode's base salary, at the discretion of the Board of Directors. On December 9, 2003, Dr. Goode's base salary was increased to $405,000 and he was awarded a bonus, payable in January 2003, of $105,000. The employment agreement provides that in the event Dr. Goode's employment is terminated by us without cause, Dr. Goode terminates his employment for good reason, or upon a change of control, Dr. Goode shall receive severance payments of equal monthly installments at the base rate until the expiration of 18 months following the date of termination, if such date is after March 21, 2003. Dr. Goode also receives a car expense allowance of $1,000 per month under the employment agreement. The employment agreement contains a two-year post-termination non-compete, non-solicitation and non-disclosure agreement.

         Arthur P. Bollon, Ph.D. was employed by us under an employment agreement that provided for payment of his salary through November 6, 2003, which was automatically renewable absent notice from us of our intent not to renew; Dr. Bollon and we mutually agreed as to the termination of his employment on January 10, 2003. The employment agreement provided for the payment to Dr. Bollon of a base salary of $250,000 per year. In addition, in the event Dr. Bollon was terminated without cause or due to a disability, the employment agreement provided that Dr. Bollon would have received severance payments of equal monthly installments at his base rate until the expiration of the term. Dr. Bollon also received a car expense allowance of approximately $600 per month under the employment agreement. The employment agreement contained a one year post-termination non-compete and non-solicitation agreement.

         David E. Riggs entered into an employment agreement with us on March 10, 2003, to serve as our Vice President, Chief Business Officer and Chief Financial Officer until March 9, 2006, to be automatically renewed for additional one-year periods, unless sooner terminated. The employment agreement provides for the payment to Mr. Riggs of a base salary of $235,000 per year with an annual bonus payment of up to 30% of Mr. Riggs's base salary, at the discretion of the Board of Directors. The employment agreement provides that in the event Mr. Riggs' employment is terminated by us without cause or by Mr. Riggs for good reason, Mr. Riggs shall receive severance payments of equal monthly installments at the then current base rate until either (i) the expiration of 12 months following the date of termination, if such date is prior to March 10, 2004, (ii) the expiration of nine months following the date of termination, if such date is before March 10, 2005, (iii) the expiration of six months following the date of termination, if such date is before March 9, 2006, or (iv) the expiration of six months following the date of termination, if such date is during a renewal period. The employment agreement contains a one-year post-termination non-compete, non-solicitation and non-disclosure agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that two reports filed by Ronald L. Goode, Ph.D. each covering one stock option grant were filed late and two reports, each covering one stock option grant, were not timely filed by Joan Gillett. Reports, each covering one stock option grant, were also filed late by former directors and/or officers Arthur P. Bollon, Ph.D., Gary M. Frashier, Ira
J. Gelb, M.D., Irwin C. Gerson and Robert J. Rousseau, Ph.D. as well as by Robert J. Easton and Walter M. Lovenberg, Ph.D.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below shows the number of shares of our Common Stock and Preferred Stock beneficially owned as of June 20, 2003 by the following persons:

         o each stockholder known by us to beneficially own more than 5% of the outstanding shares of either the Common Stock or Preferred Stock;

         o        each current member of the Board of Directors;

         o our President and Chief Executive Officer and each of our next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002, collectively referred to below as our named executive officers; and

         o        all directors and named executive officers as a group.

         Contrary to Foundation's allegation in its press release dated June 13, 2003, the number of shares of Common Stock and Preferred Stock of eXegenics outstanding as of June 11, 2003, as reflected in our Schedule 14D-9, was accurate, as verified by our transfer agent, The American Stock Transfer & Trust Company.

         To our knowledge and unless otherwise indicated, each person in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person.

         The number of shares beneficially owned by each stockholder is determined under the rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after June 20, 2003 through the exercise of any option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

                                                        COMMON STOCK              SERIES A PREFERRED STOCK
                                                   -------------------------      ------------------------
                                                                  PERCENT                      PERCENT          PERCENT OF ALL
NAME AND ADDRESS OF BENEFICIAL OWNER (1)             NUMBER     OF CLASS (2)       NUMBER    OF CLASS (3)    VOTING SECURITIES (4)
-----------------------------------------          ---------    ------------       ------    ------------    ---------------------

Bruce Meyers (5) ........................          1,855,270        9.56%          35,433       3.89%              9.31%
Joseph M. Davie, Ph.D. (6) ..............               --            *              --          --                  *
Robert J. Easton (7) ....................             70,835          *              --          --                  *
Ronald L. Goode, Ph.D. (8) ..............            745,030        3.84%            --          --                3.67%
Walter M. Lovenberg, Ph.D, (9) ..........            178,000          *              --          --                  *
David E. Riggs (10) .....................             82,200          *
Directors and executive officers as a
  group (5 persons) (11) ................          1,076,065        5.55%                                          5.30%

----------

*  Less than 1%

Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

(1) Except as otherwise indicated, the address of each beneficial owner is c/o eXegenics Inc., 2110 Research Row, Dallas, Texas 75235.

(2) Calculated on the basis of 16,184,486 shares of Common Stock outstanding as of June 20, 2003 except that shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of Preferred Stock.

(3) Calculated on the basis of 910,822 shares of Preferred Stock outstanding.

(4) Calculated on the basis of an aggregate of 16,184,486 shares of Common Stock and 910,822 shares of the Preferred Stock outstanding as of June 20, 2003, except that shares of Common Stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of Common Stock issuable upon the conversion of the Preferred Stock.

(5) Mr. Meyers' address is c/o Roan/Meyers Associates, L.P., 45 Broadway, New York, New York 10004. Mr. Meyers is the sole stockholder, officer and director of the corporate general partner of Roan/Meyers Associates, L.P., or RMA (formerly, Janssen-Meyers Associates, L.P.). Mr. Meyers' beneficial ownership consists of 35,800 shares of Common Stock held by The Meyers Foundation, of which Mr. Meyers has voting control, and the following securities owned by RMA: (i) 1,444,470 shares of Common Stock, (ii) 125,000 shares of Common Stock issuable upon the exercise of currently exercisable two-year warrants issued in 2001 to RMA, and (iii) 250,000 shares of Common Stock issuable upon the exercise of currently exercisable five-year warrants issued in 2002 to RMA. Does not include 35,433 shares of Common Stock issuable upon the conversion of 35,433 shares of Preferred Stock. Except with respect to the warrants issued in 2001 and 2002, this information was obtained from the last Schedule 13D filed by Mr. Meyers, which was filed with the SEC on June 1, 2000.

(6) Does not include options to purchase 50,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(7) Ownership consists of options to purchase 70,835 shares of Common Stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 54,165 shares of Common Stock not exercisable within 60 days of the date hereof.

(8) Ownership consists of 111,700 shares of Common Stock and options to purchase 633,330 shares of Common Stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 66,670 shares of Common Stock not exercisable within 60 days of the date hereof.

(9) Ownership consists of 4,500 shares of Common Stock and options to purchase 173,500 shares of Common Stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 31,500 shares of Common Stock not exercisable within 60 days of the date hereof.

(10) Ownership consists of 7,200 shares of Common Stock and options to purchase 75,000 shares of Common Stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 150,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(11) Ownership consists of 125,400 shares of Common Stock and options to purchase an aggregate of 1,619,665 shares of Common Stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 353,334 shares of Common Stock not exercisable within 60 days of the date hereof.

         The following table sets forth information regarding all purchases and sales of eXegenics' Common Stock since June 20, 2001 by each of eXegenics' directors and executive officers:

         NAME                      DATE                 PURCHASED OR SOLD        NUMBER OF SHARES
----------------------          ----------              -----------------        ----------------
Ronald L. Goode, Ph.D.          02/04/2002                  Purchased                 2,500
                                12/20/2001                  Purchased                 4,400
                                12/04/2001                  Purchased                 5,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Easton Associates L.L.C.

         In December 2000, we entered into an agreement with Easton Associates L.L.C. for strategy and market planning services. Under this agreement, Easton Associates was paid $62,500 for services rendered in 2002. Mr. Easton, one of our directors, is the chairman of Easton Associates.

Gary E. Frashier

         In December 2000, we entered into an agreement with Gary E. Frashier, one of our former directors, for consulting services. Mr. Frashier was paid $67,500 for his consulting services during fiscal 2002. This consulting agreement terminated as of May 19, 2003.

Ronald L. Goode, Ph.D.

         In May 2001, we sold 100,000 shares of Common Stock to our President and Chief Executive Officer, Ronald L. Goode, Ph.D., for a purchase price of $3.25 per share, the fair market value at the time of the transaction. Dr. Goode paid the purchase price of $325,000 with $25,000 in cash and $300,000 by issuing a five-year promissory note to us bearing interest at a rate of 4.71% per annum, payable semi-annually. To date, Dr. Goode is current on all loan payments and had made $22,325 in interest payments as of December 31, 2002.

Roan/Meyers Associates, L.P.

         On August 13, 2002, we entered into an agreement with Roan/Meyers Associates, L.P. for financial advisory services. Pursuant to the terms of this agreement, we paid Roan/Meyers Associates a retainer of $50,000 and must pay them $6,500 per month through July 2003. In addition, we issued them warrants to purchase 125,000 shares of our Common Stock at a purchase price of $1.00 per share, with an expiration date of August 13, 2007, and additional warrants to purchase 125,000 shares of our Common Stock at a purchase price of $0.55 per share, with an expiration date of August 13, 2007. Roan/Meyers Associates is also entitled to reimbursement for reasonable out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2004, stockholder proposals must be received not later than February 18, 2004 nor earlier than January 29, 2004. Proposals received after February 18, 2004 will not be voted on at the 2004 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, eXegenics Inc., 2110 Research Row, Dallas, Texas 75235.

                                APPRAISAL RIGHTS

         Stockholders of eXegenics are not entitled to appraisal rights in connection with the Foundation Proposals or this Consent Revocation Statement.

                           SOLICITATION OF REVOCATIONS

         The cost of the solicitation of revocations of consent will be borne by eXegenics. eXegenics estimates that the total expenditures in connection with such solicitation (including the fees and expenses of eXegenics' attorneys, public relations advisers and solicitors, including the fees to be paid to Georgeson, as set forth below, and advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $150,000, of which approximately $50,000 has been incurred to date. Directors and executive officers of eXegenics may, without additional compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.

         eXegenics has retained Georgeson, at an estimated fee of $40,000 plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations, as well as to assist eXegenics with its communications with its stockholders with respect to, and to provide other services to eXegenics in connection with, eXegenics' opposition to the Foundation Offer and the Foundation consent solicitation. Approximately 15 persons will be utilized by Georgeson in its efforts. eXegenics will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding eXegenics' consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. eXegenics has agreed to indemnify Georgeson against certain liabilities and expenses in connection with its engagement.

                        PARTICIPANTS IN THE SOLICITATION

         Under applicable regulations of the Securities and Exchange Commission, each member of the Board and each of the executive officers of eXegenics may be deemed to be a "participant" in eXegenics' solicitation of revocations of consent. The principal occupations and business addresses of each participant are set forth under "Management." Information about the present ownership of eXegenics' Common Stock by directors and executive officers is provided under "Security Ownership of Certain Beneficial Owners and Management." Other than as described in this document, there are no agreements or understandings between eXegenics and any of its executive officers or directors relating to employment with eXegenics or any future transactions.

                             ADDITIONAL INFORMATION

         If you have any questions about the Foundation Offer, the Foundation Proposals or this Consent Revocation Statement, please contact our information agent:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 STATE STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                         CALL TOLL FREE: (888) 964-0733
                      BANKS & BROKERS CALL: (212) 440-9800

_________, 2003

                                    IMPORTANT

1. If your shares are registered in your own name, please sign, date and mail the enclosed BLUE Revocation of Consent Card to Georgeson in the postage-paid envelope provided.

2. If you have previously signed and returned a white consent card to Foundation, you have every right to change your vote. Only your latest dated card will count. You may revoke any white consent card already sent to Foundation by signing, dating and mailing the enclosed BLUE Revocation of Consent Card in the postage-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent revocation with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE Revocation of Consent Card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE Revocation of Consent Card to be issued representing your shares.

4. After signing the enclosed BLUE Revocation of Consent Card, do not sign or return the white consent card. Do not even use Foundation's white consent card to indicate your opposition to the Foundation Consent Proposals.

         If you have any questions about giving your revocation of consent or require assistance, please call:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 STATE STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                         CALL TOLL FREE: (888) 964-0733
                      BANKS & BROKERS CALL: (212) 440-9800

                                PRELIMINARY COPY

                  SUBJECT TO COMPLETION - DATED JUNE 25, 2003]

                   [FORM OF REVOCATION OF CONSENT CARD - BLUE]

                                 EXEGENICS INC.

THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXEGENICS INC. IN OPPOSITION TO THE SOLICITATION BY FOUNDATION GROWTH INVESTMENTS LLC AND EI ACQUISITION INC.

         The undersigned, a holder of shares of common stock, $0.01 par value (the "Common Stock") and/or Series A Convertible preferred stock, $0.01 par value (the "Preferred Stock" and, together with the Common Stock, the "Shares"), of eXegenics Inc. ("eXegenics"), acting with respect to all of the Shares held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

     THE BOARD OF DIRECTORS OF EXEGENICS UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT" ON EACH PROPOSAL SET FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS REVOCATION OF CONSENT CARD TODAY.

1.   Proposal made by Foundation to remove all directors of eXegenics.

     [ ] REVOKE CONSENT    [ ] DO NOT REVOKE CONSENT    [ ] ABSTAIN

2. Proposal made by Foundation to elect the following three nominees to fill the vacancies on eXegenics' Board of Directors which would be created if Proposal 1 is approved: Timothy Leonard, Terry Robbins and Michael Pechette (collectively, the "Foundation Nominees").

     [ ] REVOKE CONSENT    [ ] DO NOT REVOKE CONSENT    [ ] ABSTAIN

INSTRUCTIONS: To revoke consent, withhold revocation of consent or abstain from consenting to the election of the Foundation Nominees, check the appropriate box. If you wish to revoke the consent to the election of certain of such nominees, but not all of them, check the "REVOKE CONSENT" box and write the name of each such person as to whom you do not wish to REVOKE CONSENT in the following space:






If no direction is made with respect to one or more of the foregoing proposals, or if you mark either the "REVOKE CONSENT" or "ABSTAIN" box with respect to one or more of the foregoing proposals, this revocation card will revoke all previously executed consents with respect to such proposals.

         Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                        Dated:                          , 2003
                               -------------------------



                        --------------------------------------
                        Signature:
                        Title:




                        --------------------------------------
                        Signature: (if held jointly)
                        Title:


       PLEASE SIGN, DATE AND RETURN THIS REVOCATION OF CONSENT CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.